AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)


      The Amended and Restated Master Distribution Agreement (the "Agreement") made as of the 18th day of August, 2003, by and between each registered investment company set forth on Schedule A-2 to the Agreement (each individually referred to as "Fund", or collectively, "Funds"), severally, on behalf of each of its series of common stock or beneficial interest, as the case may be, set forth on Schedule A-2 to the Agreement, (each, a "Portfolio"), with respect to the Class B Shares (the "Shares") of each Portfolio, and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor") is hereby amended as follows:

      Schedule A-2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A-2
                                       TO
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)




  AIM BOND FUNDS, INC.
  --------------------

  PORTFOLIOS

  INVESCO Tax-Free Bond Fund
  INVESCO U.S. Government Securities Fund


  AIM COMBINATION STOCK & BOND FUNDS, INC.
  ----------------------------------------

  PORTFOLIOS

  INVESCO Core Equity Fund
  INVESCO Total Return Fund

  AIM COUNSELOR SERIES FUNDS, INC.
  --------------------------------

  PORTFOLIOS

  INVESCO Advantage Health Sciences Fund

  AIM INTERNATIONAL FUNDS, INC. II
  --------------------------------

  PORTFOLIOS

  INVESCO European Fund
  INVESCO International Blue Chip Value Fund


  AIM MANAGER SERIES FUNDS, INC.
  ------------------------------

  PORTFOLIO

  INVESCO Multi-Sector Fund


  AIM SECTOR FUNDS, INC.
  ----------------------

  PORTFOLIOS

  INVESCO Energy Fund
  INVESCO Financial Services Fund
  INVESCO Gold & Precious Metals Fund
  INVESCO Health Sciences Fund
  INVESCO Leisure Fund
  INVESCO Technology Fund
  INVESCO Telecommunications Fund
  INVESCO Utilities Fund


  AIM STOCK FUNDS, INC.
  ---------------------

  PORTFOLIOS

  INVESCO Dynamics Fund
  INVESCO Mid-Cap Growth Fund
  INVESCO Small Company Growth Fund"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  November 3, 2003

                                          EACH FUND (LISTED ON SCHEDULE A-2
                                          ON BEHALF OF THE SHARES OF EACH
                                          PORTFOLIO LISTED ON SCHEDULE A-2






                                          By:  /s/ Raymond R. Cunningham
                                               -------------------------------
                                               Name:  Raymond R. Cunningham
                                               Title: President



                                          A I M DISTRIBUTORS, INC.


                                          By:  /s/ Gene L. Needles
                                               -------------------------------
                                               Name:  Gene L. Needles
                                               Title: President